GLOBAL BUSINESS UPDATE June 25, 2019 Exhibit 99.4

Forward-looking Statements NO OFFER OR SOLICITATION This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States.  No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933, as amended. The acquisition will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer document), which will contain the full terms and conditions of the acquisition, including details with respect to the Allergan shareholder vote in respect of the acquisition.  Any decision in respect of, or other response to, the acquisition, should be made only on the basis of the information contained in the Scheme Document. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC In connection with the proposed acquisition, Allergan will file with the U.S. Securities and Exchange Commission (the “SEC”) a Proxy Statement, which will include the Scheme Document. BEFORE MAKING ANY VOTING DECISION, ALLERGAN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Allergan’s shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the Scheme Document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Allergan shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the Scheme Document, and other relevant documents (when available) by directing a written request to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, Attention: Investor Relations or from Allergan’s website, www.allergan.com. PARTICIPANTS IN THE SOLICITATION Allergan and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the shareholders of Allergan in respect of the transactions contemplated by the Scheme Document. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Allergan in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Scheme Document when it is filed with the SEC. Information regarding Allergan’s directors and executive officers is contained in Allergan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated March 22, 2019, which are filed with the SEC, and certain of Allergan’s Current Reports on Form 8-K, filed with the SEC on February 19, 2019, March 22, 2019 and May 1, 2019. FORWARD-LOOKING STATEMENTS This communication contains certain forward-looking statements with respect to a possible acquisition involving AbbVie and Allergan and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for AbbVie and, following the acquisition, if completed, the combined group.  The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, adverse effects on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares and on AbbVie’s or Allergan’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Allergan’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s or, as the case may be, Allergan’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could causeAllergan’s plans with respect to AbbVie, Allergan’s or AbbVie’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological and other factors that may affect Allergan is set forth in Item 1A, “Risk Factors,” in Allergan’s 2018 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Allergan undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.   Any forward-looking statements in this communication are based upon information available to Allergan and/or its board of directors, as the case may be, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, neither Allergan nor any member of its board of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Allergan or its board of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph. STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES The Allergan directors accept responsibility for the information contained in this communication relating to Allergan and the Allergan directors and members of their immediate families, related trusts and persons connected with them, except for the recommendation and related opinions of the independent Allergan directors. The independent Allergan directors accept responsibility for the recommendation and the related opinions of the independent Allergan directors contained in this communication. To the best of the knowledge and belief of the Allergan directors and the independent Allergan directors (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information. NO PROFIT FORECAST / ASSET VALUATIONS No statement in this document is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for AbbVie or Allergan as appropriate. No statement in this document constitutes an asset valuation. GENERAL Appendix I to the Rule 2.5 announcement issued jointly by AbbVie and Allergan on June 25, 2019 (the “Rule 2.5 Announcement”) contains further details of the sources of information and bases of calculations set out in this document. This document contains certain statements as to estimated synergies arising from the combination. There are various material assumptions underlying the synergies estimate which may result in the synergies being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for these synergy numbers which are set out in Appendix I of the Rule 2.5 Announcement. The synergies have been reported on in accordance with Rule 19.3(b) of the Irish Takeover Rules by (i) PricewaterhouseCoopers and (ii) Morgan Stanley.  Copies of their respective reports are included in Appendix IV and Appendix V to the Rule 2.5 Announcement.  The synergy and earnings enhancement statements in this document should not be construed as a profit forecast or interpreted to mean that the earnings of AbbVie or Allergan in 2019, or in any subsequent period, would necessarily match or be greater than or be less than those of AbbVie and/or Allergan for the relevant financial period or any other period.

brent saunders Chairman and CEO

Allergan to combine with Abbvie Creating a New Diversified Biopharmaceutical LEADER June 25, 2019

Allergan to Combine with AbbVie Transformative move for both companies with strong strategic rationale & Creates substantial value for shareholders of both companies and is expected to close in early 2020 Provides immediate scale and profitability to AbbVie’s growth platform Enhances long-term R&D funding capacity, allowing for continued investment and advancement of an industry-leading pipeline Increases global commercial scale to further maximize the value of Allergan’s attractive portfolio

Together, We Will Be the 4th Largest Global Biopharma Leader Opportunity to make a much bigger impact on global health Significantly Enhanced Global Scale & Financial Strength $49B 175+ ~$19B >$30B Combined Sales in 2019 Countries Around the Globe Combined Operating Cash Flow in 2018 Sales from Combined Growth Platforms in 2020, Expected to Grow High-Single Digits

Combination Creates an Attractive Growth Platform that Is Immediately at Scale with Peers *Novartis revenues presented net of the Alcon business unit, which was spun-off in April 2019.2018 Alcon revenues were $7.1B. Note: Takeda has a Mar. 31 fiscal year end and acquired Shire in Jan. '19. Therefore Shire information is not available for the quarter ended Dec. 31, 2018. **TAK Revenue is a combination of the 4 traditional quarters of 2018 for Takeda and Shire, with analyst consensus estimate used for Shire for the quarter ended Dec. 31, 2018. ***TAK Op. Cash Flow is a combination of the 4 traditional quarters of 2018 for Takeda and Shire excluding 4Q for Shire because financials nor analyst consensus are available. ****Aggregating revenue figures from the 2018 10-Ks Transaction Significantly Expands and Diversifies AbbVie’s Revenue Base ****

Market Leadership in Attractive, Growth Markets* *Refers to combined entity of AbbVie and Allergan. Leadership Position in Women’s Health #1 Position in Global HCV Leadership Position in Eye Care #1 Position in Immunology #2 Position in Hematologic Oncology #1 Position in Medical Aesthetics

bill meury Chief Commercial Officer

AbbVie Today at a Glance

A highly focused, research-driven biopharmaceutical company that discovers, develops, and commercializes advanced therapies that have an impact on people's lives

~30k
employees globally
in 70+ countries

$32.8B
2018 worldwide
net revenues

$5.1B
invested in R&D in 2018,
of which 80% in the U.S.

175+
countries where products
are sold and help patients

30M+
patients treated by AbbVie's
medicines every year

32+
conditions treated

13
FDA approvals
since 2013

Source: www.abbvie.com
See source filings

abbvie Allergan 10

AbbVie Has Over 8 Research & 14 Manufacturing Sites Global R&D and Manufacturing Footprint Research Centers Lake County, IL, USA Redwood City, CA, USA Sunnyvale, CA, USA San Francisco, CA, USA Worcester, MA, USA Cambridge MA, USA Ludwigshafen, Germany Tokyo, Japan North Chicago, IL, USA Lake County, IL, USA Worcester, MA, USA Wyandotte, MI, USA Barceloneta, PR (2) Jayuya, PR Cork, Ireland Ballytivnan, Ireland Sligo, Ireland Ludwigshafen, Germany Campoverde, Italy Singapore, Singapore (2) Manufacturing Sites

AbbVie Comprised of Two High Value Components

Provides immediate scale and profitability to AbbVie's Growth Platform

AbbVie Today

Growth Platform
$14BN

- Humira supports infrastructure and R&D investment

Humira
$19BN

- Approximately 60% of total company sales
- Funds R&D engine
- Supports dividend
- Supports business development

New AbbVie

Humira
$19BN

- Less than 40% of total company sales
- Generates robust cash flow up to U.S. LOE in 2023 and beyond
- Cash flow supports return of capital and serves as resource to pay down debt

Growth Platform
>$29BN

- Standalone scale in 2020
- Best-in-industry revenue growth prospects
- Strong operating margin and cash flow
- Funds R&D engine
- Supports dividend
- Supports business development

Revenue numbers based on AbbVie and Allergan respective revenue guidance for 2019 provided on recent earnings calls.

abbvie Allergan 12

Developing industry-leading therapies Launching differentiated, next-gen therapies Revenue of >$20BN Established leadership position with two first-in-class, foundational assets Revenue of >$5BN, with strong DD growth Global leadership position in large, growing market Significant opportunity for market expansion Franchise revenue of >$4BN Multiple growth opportunities Franchise revenue of >$3BN Women’s Health and Ophthalmology both large opportunities HCV represents stable source of cash flows Combined Company Comprised of Diverse Portfolio with Leadership Positions in Attractive, High-Growth Markets* Pipeline of Attractive Next-Generation Opportunities HCV Women’s Health Ophthalmology Other IMMUNOLOGY HEMATOLOGIC ONCOLOGY MEDICAL AESTHETICS NEUROSCIENCE OTHER FRANCHISES * Revenue numbers represent 2019 guidance for AbbVie products and 2018 reported product revenue for Allergan.

Transaction Will Combine Complementary Pipelines with Numerous Attractive Opportunities

	Phase 1	Phase 2	Registrational/Phase 3	Recent Approvals
AbbVie (Oncology)	ABBV-011: SCLC Mivebresib: Solid Tumors ABBV-085: Solid Tumors ABBV-155: Solid Tumors ABBV-151: Solid Tumors ABBV-167:Solid Tumors and Blood Cancers ABBV-181: Solid Tumors ABBV-321: Solid Tumors ABBV-368: Solid Tumors ABBV-621: Solid Tumors ABBV-744: Solid Tumors and Blood Cancers ABBV-927: Solid Tumors ABBV-2029: Solid Tumors ABBV-647: Solid Tumors Venclexta: ALL	Venclexta: MDS Navitoclax: Myelofibrosis Teliso-V: Solid Tumors ABT-165: Solid Tumors	Venclexta: MM, MCL Imbruvica: FL (1L), FL/MZL (R/R), MCL (1L) Empliciti: MM (1L) Veliparib: NSCLC, BRCA Breast, Ovarian Rova-T: SCLC (1L)	Venclexta: 1L CLL, R/R CLL, AML (1L) Imbruvica + Rituximab: WM
AbbVie (Immunology)	ABBV-157: Ps ABBV-154: RA	Risankizumab: AD, HS Upadacitinib: Axial SpA ABBV-599: RA ABBV-323: UC ABBV-3373: RA (P1b/2a)	Risankizumab: CD, UC, PsA Upadacitinib: RA (filed), PsA, CD, UC, AD, GCA Imbruvica: cGvHD (1L) Humira: Pyoderma Gangrenosum (Japan)	Skyrizi: Psoriasis
AbbVie (Neuroscience)	ABBV-0805: Parkinson's Disease	ABBV-8E12: Alzheimer's Disease, PSP Elezanumab: MS	ABBV-951: Parkinson's Disease	
AbbVie (Targeted Investment)	ABBV-3903: Cystic Fibrosis	ABBV-2222/3067: Cystic Fibrosis	Elagolix: Uterine Fibroids	Orilissa: Endometriosis
Allergan (Medical Aesthetics)	Botox: Skin Quality	BoNTE: Glabellar Lines Botox: Masseter, Platysma Deoxycholic Acid: Jowl Fat Reduction	NivobotulinumtoxinA: Facial Lines	
Allergan (Neuroscience)	Neurotoxin: MDD Cariprazine: Autism Spectrum Disorder AGN-242626: Alzheimer's Disease AGN-242071: Alzheimer's Disease	AGN-241751: MDD	Atogepant: Migraine Prophylaxis Ubrogepant: Acute Migraine Treatment Cariprazine: Adjunctive MDD	Cariprazine: Bipolar Depression
Allergan (Ophthalmology)	Optive Lite MDPF: Dry Eye AGN-151597: Retinitis Pigmentosa	Optive Ultra: Dry Eye Brimonidine DDS: Geographic Atrophy, Glaucoma Neuroprotection Bimatoprost Ring: Glaucoma Abicipar: DME	Presbysol: Presbyopia Bimatoprost SR: Glaucoma Optive Fusion: MDPF Abicipar: AMD	
Allergan (Gastrointestinal)	AGN-242266: NASH	Cenicriviroc + Tropifexor: NASH Linaclotide Delayed Release: IBS Pain	Relamorelin: Diabetic Gastroparesis Cenicriviroc: NASH	

AbbVie legend: Oncology; Immunology; Neuroscience; Targeted Investment

Allergan legend: Medical Aesthetics; Neuroscience; Ophthalmology; Gastrointestinal

Devices not shown

abbvie Allergan 14

Next Steps

Next Steps in the Combination of AbbVie and Allergan Successful Transaction Includes Approval by Allergan shareholders Regulatory review and approval What’s next… Business as usual under Allergan name until close Integration planning activities commence Anticipated close early 2020 Regular communications on the transaction via email, myAGN & Dot

What About Me? Deliver best customer service and timely product supply Drive toward business goals and objectives employeequestions@allergan.com To position yourself for success in the combined company, continue to do the things we always do: Focus on our customers Do what is right Advance the R&D pipeline Have patience and keep an open mind

Q&A

GLOBAL BUSINESS UPDATE June 25, 2019